UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 4, 2016

UDR, Inc.
United Dominion Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland (UDR, Inc.)	1-10524	54-0857512
Delaware (United Dominion Realty, L.P.)	333-156002-01	54-1776887
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 4, 2016, the Board of Directors of UDR, Inc. (the “Company”) approved a new form of indemnification agreement and authorized the Company to enter into the indemnification agreement with each of its directors and senior executive officers (each, an “Indemnitee”). The indemnification agreements supplement provisions set forth in the Company’s organizational documents and replace the prior indemnification agreements that each Indemnitee had entered into with the Company.

In general, the form of indemnification agreement provides that, subject to the procedures, limitations and exceptions set forth therein, the Company will indemnify each Indemnitee, to the maximum extent permitted by Maryland law, against any and all judgments, penalties, fines and amounts paid or to be paid in settlement, and all reasonable fees and costs (including attorneys’ fees and costs), actually and reasonably incurred in connection with any threatened, pending or completed action, claim suit, arbitration, alternative dispute resolution mechanism, investigation (formal or informal), inquiry, administrative hearing or other proceeding, including appeals therefrom, that arises out of the Indemnitee’s status as a present or former director, officer, employee, agent or fiduciary of the Company. The form of indemnification agreement also provides for the mandatory advancement of all reasonable expenses actually and reasonably incurred by the Indemnitee in connection with any proceeding covered by the indemnification agreement to the maximum extent permitted by Maryland law. The agreement also establishes certain procedures and presumptions that apply in determining whether an Indemnitee is entitled to indemnification.

The indemnification agreement is not exclusive of any other rights to indemnification or advancement of expenses to which an Indemnitee may be entitled, including any rights arising under the Company’s organizational documents or applicable Maryland law.

The foregoing description of the form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Election of Directors.

On February 4, 2016, Clint McDonnough was appointed to the Board of Directors of the Company, effective February 4, 2016.  There were no arrangements or understandings between Mr. McDonnough and any other persons regarding his appointment to the Board of Directors. Mr. McDonnough will serve on the Audit and Risk Management Committee and the Governance Committee of the Board of Directors.

In connection with his appointment, Mr. McDonnough will be eligible for compensation under the Company's independent director compensation program. Under the program, each non-executive director (other than the Chairman) receives an annual retainer of $80,000, as well as a grant of $135,000 in value of shares of restricted stock and/or Class 1 LTIP Units. Each non-employee director has the option to receive the cash portion of their compensation in cash, in all shares of the Company’s common stock, or in a combination of cash, stock and Class 1 LTIP units. Given the timing of his appointment to the Board of Directors, Mr. McDonnough will receive a pro rata portion of the compensation provided for under the independent director compensation program. The Company will enter into an indemnification agreement with Mr. McDonnough in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement is described in this Current Report on Form 8-K under “Item 1.01. Entry into a Material Definitive Agreement.” and is included as Exhibit 10.1 to this Current Report on Form 8-K.

The Company’s press release announcing the appointment of Mr. McDonnough is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Compensatory Arrangements with Certain Officers.

On February 4, 2016, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of the Company awarded Class 2 LTIP Units to the Company’s named executive officers: Thomas W. Toomey, Chief Executive Officer and President; Warren L. Troupe, Senior Executive Vice President; Jerry A. Davis, Senior Vice President - Chief Operating Officer; Thomas M. Herzog, Senior Vice President and Chief Financial Officer; and Harry G. Alcock, Senior Vice President - Asset Management.

The Class 2 LTIP Units were awarded pursuant to the Company's 1999 Long Term Incentive Plan, as amended and restated on December 4, 2015 (the “Plan”), and the Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of

United Dominion Realty, L.P., a Delaware limited partnership (the “UDR Partnership”). Under the Plan, the Committee is authorized to grant LTIP Units (including Class 1 LTIP Units and Class 2 LTIP Units) to Plan participants (each a “Participant”) in such amounts and subject to such terms and conditions as may be selected by the Committee; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the UDR Partnership (a) in the Participant’s capacity as a partner of the UDR Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Internal Revenue Code. The Class 2 LTIP Units are a class of Partnership Interests in the UDR Partnership.
Subject to the conditions set forth in the Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of the UDR Partnership and subject to the vesting conditions specified with respect to each Class 2 LTIP Unit in the named executive officer’s Notice of Class 2 LTIP Unit Award (described below), each Class 2 LTIP Unit may be converted, at the election of the holder, into a unit of limited partnership of the UDR Partnership (a “Partnership Common Unit”) provided that such Class 2 LTIP Unit has been outstanding for at least two years from the date of grant. Holders of Partnership Common Units have the right to require the UDR Partnership to redeem all of the Partnership Common Units held by the limited partner at a redemption price equal to and in the form of the Cash Amount (as defined in the Amended and Restated Agreement of Limited Partnership of the UDR Partnership). The Company, as the general partner of the UDR Partnership, may, in its sole discretion, purchase the Partnership Common Units by paying the limited partner either the Cash Amount or the REIT Share Amount (generally one share of the Company's Common Stock for each Partnership Common Unit), as such terms are defined in the Amended and Restated Agreement of Limited Partnership of the UDR Partnership.

The Class 2 LTIP Units will vest only to the extent that pre-established performance metrics are met for the applicable performance period, subject to continuing employment. Except as otherwise set forth in the Plan, as amended from time to time (except Section 14.9 thereof), the Amended and Restated Agreement of Limited Partnership of the UDR Partnership, or as determined by the Committee, in its sole discretion, vesting of the Class 2 LTIP shall cease upon the date of termination of employment for any reason, and no unvested Class 2 LTIP units shall thereafter become vested. The vesting of one-third of the Class 2 LTIP Units shall be determined based on the achievement of pre-determined FFO as Adjusted goals over a one-year period, with 50% of that portion of the award vesting on the determination date and 50% on the first anniversary of the determination date, while the vesting of two-thirds of the Class 2 LTIP Units will be determined based on the Company’s total shareholder return (“TSR”) relative to the median TSR of an apartment peer group over a three-year performance period, with that entire portion of the award vesting on the determination date.

The maximum amount of Class 2 LTIP Units awarded to each of the named executive officers is as follows:

Named Executive Officer	Maximum Amount of Class 2 LTIP Units (1)
Thomas W. Toomey	233,468
Warren L. Troupe	36,688
Jerry A. Davis	20,845
Thomas M. Herzog	20,845
Harry G. Alcock	20,845

(1)
Amount represents the maximum award (including dividends) that could be earned under the plan, which is subject to forfeiture if the applicable performance criteria have not been achieved when the performance results are determined.

The vesting of the portion of the Class 2 LTIP Units based upon the Company’s FFO as Adjusted performance will be determined as follows:

Performance of FFO as Adjusted	Company FFO as Adjusted	FFO as Adjusted Performance Vesting Percentage(1)
Below threshold	Less than $1.74	0%
Threshold	$1.74	25%
100% (target)	$1.78	50%
High (maximum)	$1.82 or greater	100%

(1)	If achievement is greater than Threshold and falls between any two points in the table above, the FFO as Adjusted Performance Vesting Percentage will be determined by linear interpolation.

The vesting of the portion of the Class 2 LTIP Units based upon the Company’s relative TSR performance will be determined as follows:

TSR Performance	Company TSR Relative to Apartment Peer Group Median TSR/bps	Relative TSR Performance Vesting Percentage(1)
Below threshold	Lower than -250 bps	0%
Threshold	-250 bps	25%
Target	Median	50%
High	+400 bps	100%

(1)	If achievement is greater than Threshold and falls between any two points in the table above, the Relative TSR Performance Vesting Percentage will be determined by linear interpolation.
Item 9.01.      Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement
99.1	Press Release Announcing Appointment of Clint McDonnough to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc., a Maryland corporation

Date: February 10, 2016	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President

United Dominion Realty, L.P.,
a Delaware limited partnership
By: UDR, Inc., a Maryland corporation,
its General Partner

Date: February 10, 2016	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement
99.1	Press Release Announcing Appointment of Clint McDonnough to the Board of Directors